PRESS RELEASE
Contact Whitestone REIT:
Suzy Taylor, Director of Investor Relations
(713) 435-2219 STaylor@WhitestoneREIT.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2013
- Funds From Operations Core Increased 26%, to $0.29 per share -
- Revenue Grew 40% over Prior Year Quarter, to $16.3 Million -
- 35% Improvement in Quarterly Property Net Operating Income, to $9.5 Million -
- Leased 260,371 square feet Primarily to Tenants That Required Less Than 3,000 square feet -
- Refinanced $27 Million in Mortgage Debt for a Blended 4.4% Rate -

Houston, Texas, November 4, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the third quarter of 2013.

Highlights: Third Quarter 2013 Compared to Third Quarter of 2012

•	Funds From Operations (“FFO”) increased 15%, to $4.1 million or $0.23 per share.

•	FFO Core increased 52%, or approximately $1.8 million, to $5.1 million.

•
FFO Core per diluted common share and unit of limited partnership interest in the Company's operating partnership ("OP unit") grew 26%, to $0.29 per share, as compared to $0.23 per share. FFO Core excludes non-cash share-based compensation expense of $834,000 and acquisition expenses of $130,000, and includes rent support agreement payments received from sellers on acquired assets of $91,000.

•	Property NOI increased 35%, or $2.5 million, to $9.5 million.

•	Net income attributable to Whitestone REIT more than doubled, to $614,000.

"Whitestone’s third quarter results represent strong year-over-year increases in revenue, NOI and FFO. This progress validates the success of our operating model - accretive acquisitions, lease-up of vacancies, rental rate growth, capital structure optimization and future ground up property development," said James C. Mastandrea, Chairman and Chief Executive Officer.

Mastandrea continued, "On an operational basis, during the quarter we commenced initiatives to reposition, redevelop and expand four of our existing Community Centers. These initiatives, in the short run, may cause some volatility in quarterly occupancy rates as we vacate certain spaces, refurbish them, and then re-lease them at higher rents. Our third quarter leasing results saw increases in both new and renewal leasing volumes, providing us with additional confidence that our target tenants are returning to the market to lease space."

Mastandrea concluded, "We expect continued improvement in our tenant mix and increased occupancies as highly sought-after services and dining options replace providers of hard-goods which are increasingly purchased on line."

Third Quarter 2013 Leasing Highlights

The Company's total occupancy was 85.0% as of the end of the third quarter of 2013, up 40 basis points from third quarter of 2012 and down 60 basis points from the second quarter of 2013, reflecting some property repositioning.

The occupancy of Whitestone's Operating Portfolio was 85.9% as of September 30, 2013, compared to 86.9% in the third quarter of 2012. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

During the third quarter, the leasing team signed 98 leases totaling 260,371 square feet in new, expansion, and renewal leases. The average lease size was 2,657 square feet, consistent with Whitestone’s business model focused on small, service based tenants. For the third quarter of 2013, total lease value added was $13.0 million, up 69% from $7.7 million from the third quarter of 2012. For the nine months ended September 30, 3013, total lease value added was $33.4 million, up 40% when compared to the same period for 2012.

Subsequent to the end of the third quarter of 2013, Whitestone reached an agreement with an existing tenant that occupies an aggregate of 54,000 square feet in Whitestone’s Phoenix and Houston markets. The agreement will result in the tenant returning to market rental rates and enable Whitestone to add two high-quality tenants, who will occupy approximately 65,000 square feet in its centers. The two new tenants expect to take occupancy by year end. The impact of this agreement is expected to result in incremental annual revenue of approximately $850,000 and $1.1 million in 2014 and 2015, respectively. Approximately $75,000 from this agreement is expected to be realized in the fourth quarter of 2013.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2013, Whitestone owned 55 Community Centered PropertiesTM with approximately 4.6 million square feet of gross leasable area, including four development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2013, provided a 53% premium rental rate compared to Whitestone's larger space tenants. As of September 30, 2013, the Company serviced approximately 1,200 tenants throughout its portfolio.  No single tenant accounted for more than 1.6% of the Company's annualized base rental revenues as of September 30, 2013.

Balance Sheet

Undepreciated real estate assets as of September 30, 2013 of $483.4 million increased 24%, or $94.1 million, as compared to September 30, 2012.

Whitestone had 33 properties unencumbered by mortgage debt as of September 30, 2013, with an undepreciated cost basis of $284.8 million. The total undepreciated value of the Company's real estate assets was $483.4 million and $389.3 million as of September 30, 2013 and 2012, respectively. As of September 30, 2013, $140.3 million, or approximately 53%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the third quarter of 2013 was 3.5% per annum compared to the weighted average of 4.7% for the same period last year. Real estate debt as a percentage of total market capitalization was 49% as of September 30, 2013 as compared to 41% as of September 30, 2012.

On September 26, 2013, the Company operating through a subsidiary, Whitestone Uptown Tower, LLC, entered into a $16.5 million mortgage loan with a fixed interest rate of 4.97% and a maturity of September 26, 2023. Proceeds from the loan were used to repay a portion of the Company's unsecured revolving credit facility.

On September 24, 2013, the Company, operating through a subsidiary, Whitestone Terravita Marketplace, LLC, entered into a $10.5 million mortgage loan, with an applicable interest rate of LIBOR plus 2.00%, and a maturity of September 24, 2018. On October 30, 2013, we entered into an interest rate swap which fixed the rate at 3.5475% for the term of the loan. Proceeds from the loan were used to repay a portion of the Company's unsecured revolving credit facility. The loan is a non-recourse loan secured by Whitestone's Terravita Marketplace property, located in Scottsdale, Arizona.

For the third quarter ended September 30, 2013, under the Company's on-going at-the-market equity distribution program, the Company sold 282,239 common shares, generating net proceeds of approximately $4.2 million.

Subsequent Events

In October 2013, the Company received total net proceeds of approximately $60 million, through the sale of 4.6 million common shares, at a price to the public of $13.54 per share, including the fully exercised underwriters’ over-allotment option to purchase an additional 600,000 common shares. The Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures (including tenant improvements), the expansion, redevelopment and/or re-tenanting of properties in the portfolio, working capital and other general purposes.

On October 7, 2013, the Company acquired Fountain Hills Plaza, a Community Centered Property, for approximately $20.6 million in cash and net prorations. The 111,289 square foot property was 87% leased at the time of purchase and is located in Fountain Hills, Arizona, a suburb of Phoenix.

On October 17, 2013, the Company acquired a 2.5 acre parcel for $2.8 million in cash and net prorations. The parcel has frontage on I-45 in Spring, Texas, a suburb north of Houston, and is contiguous to our Corporate Park Woodland property, which is currently 100% leased.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2013, paid or to be paid in three equal installments of $0.095 in October, November, and December 2013. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Tuesday, November 5, 2013 at 12:00 P.M. (Eastern Time). The call will be hosted by James Mastandrea, Chairman and Chief Executive Officer, and David Holeman, Chief Financial Officer.

Listen via Webcast

Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News & Market Data - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 740-6142 for domestic participants or 1-(913) 312-1503 for international participants.

Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through November 19, 2013, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the pass code 3667196. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News & Market Data - Press Releases tab. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT(NYSE:WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,200 tenants comprised less than 1.6% of its annualized base rental revenues as of September 30, 2013. Founded in 1998, the Company is internally managed with a portfolio of 55 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com . The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that effect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$483,379	$409,669
Accumulated depreciation	(62,737)	(53,920)
Total real estate assets	420,642	355,749
Cash and cash equivalents	9,506	6,544
Marketable securities	873	1,403
Escrows and acquisition deposits	6,129	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,169	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	5,564	4,160
Prepaid expenses and other assets	2,749	2,244
Total assets	$454,632	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$266,260	$190,608
Accounts payable and accrued expenses	13,505	13,824
Tenants' security deposits	3,360	3,024
Dividends and distributions payable	5,109	5,028
Total liabilities	288,234	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2013 and December 31, 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 17,341,947 and 16,943,098 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	17	16
Additional paid-in capital	231,001	224,237
Accumulated deficit	(69,879)	(57,830)
Accumulated other comprehensive loss	(68)	(392)
Total Whitestone REIT shareholders' equity	161,071	166,031
Noncontrolling interest in subsidiary	5,327	6,856
Total equity	166,398	172,887
Total liabilities and equity	$454,632	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Property revenues
Rental revenues	$12,594	$8,992	$35,407	$25,643
Other revenues	3,697	2,626	9,548	7,388
Total property revenues	16,291	11,618	44,955	33,031

Property expenses
Property operation and maintenance	4,145	2,969	10,558	8,080
Real estate taxes	2,673	1,629	6,483	4,442
Total property expenses	6,818	4,598	17,041	12,522

Other expenses (income)
General and administrative	2,722	1,888	7,682	5,392
Depreciation and amortization	3,450	2,683	9,783	7,256
Interest expense	2,602	2,244	7,664	6,324
Interest, dividend and other investment income	(26)	(121)	(114)	(274)
Total other expenses	8,748	6,694	25,015	18,698

Income before loss on sale or disposal of assets and income taxes	725	326	2,899	1,811

Provision for income taxes	(90)	(77)	(227)	(212)
Loss on sale or disposal of assets	—	(77)	(48)	(105)

Net income	635	172	2,624	1,494

Less: Net income attributable to noncontrolling interests	21	9	91	99

Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.04	$0.01	$0.15	$0.11
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.01	$0.15	$0.11

Weighted average number of common shares outstanding:
Basic	17,036	13,842	16,916	12,409
Diluted	17,331	13,961	17,156	12,526

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$635	$172	$2,624	$1,494

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(331)	(9)	162	(9)
Unrealized gain (loss) on available-for-sale marketable securities	(39)	92	176	891

Comprehensive income	265	255	2,962	2,376

Less: Comprehensive income attributable to noncontrolling interests	8	14	103	158

Comprehensive income attributable to Whitestone REIT	$257	$241	$2,859	$2,218

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net income	$2,624	$1,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,783	7,255
Amortization of deferred loan costs	823	1,064
Amortization of notes payable discount	387	86
Gain on sale of marketable securities	(41)	(110)
Loss on sale or disposal of assets	48	105
Bad debt expense	1,431	720
Share-based compensation	1,501	384
Changes in operating assets and liabilities:
Escrows and acquisition deposits	886	29
Accrued rent and accounts receivable	(2,653)	(1,876)
Related party receivable	652	—
Unamortized lease commissions	(993)	(674)
Prepaid expenses and other assets	336	630
Accounts payable and accrued expenses	(393)	200
Tenants' security deposits	336	614
Net cash provided by operating activities	14,727	9,921

Cash flows from investing activities:
Acquisitions of real estate	(58,403)	(79,400)
Additions to real estate	(3,925)	(9,297)
Investments in marketable securities	—	(750)
Proceeds from sales of marketable securities	747	5,509
Net cash used in investing activities	(61,581)	(83,938)

Cash flows from financing activities:
Distributions paid to common shareholders	(14,504)	(10,543)
Distributions paid to OP unit holders	(528)	(783)
Proceeds from issuance of common shares, net of offering costs	4,184	58,679
Payments of exchange offer costs	(23)	(249)
Proceeds from notes payable	47,150	—
Proceeds from revolving credit facility, net	73,400	33,956
Repayments of notes payable	(57,936)	(2,853)
Payments of loan origination costs	(1,927)	(1,546)
Net cash provided by financing activities	49,816	76,661

Net increase in cash and cash equivalents	2,962	2,644
Cash and cash equivalents at beginning of period	6,544	5,695
Cash and cash equivalents at end of period	$9,506	$8,339

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,950	$5,250
Cash paid for taxes	$237	$225
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$194	$523
Financed insurance premiums	$883	$856
Value of shares issued under dividend reinvestment plan	$72	$68
Debt assumed with acquisitions of real estate	$11,100	$9,166
Interest supplement assumed with acquisition of real estate	$932	$—
Acquired interest rate swap	$—	$1,901
Debt discount on acquired note payable	$—	$(1,329)
Accrued offering costs	$15	$85
Value of common shares exchanged for OP units	$1,132	$6,224
Change in fair value of available-for-sale securities	$176	$891
Change in fair value of cash flow hedge	$162	$(9)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395
Depreciation and amortization of real estate assets	3,427	2,657	9,716	7,160
Loss on disposal of assets	—	77	48	105
Net income attributable to noncontrolling interests	21	9	91	99
FFO	4,062	2,906	12,388	8,759

Non cash share-based compensation expense	834	118	1,501	384
Acquisition costs	130	338	612	532
Rent support agreement payments received	91	—	91	—
Legal settlement	—	—	—	(131)
FFO Core	$5,117	$3,362	$14,592	$9,544

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$4,062	$2,906	$12,388	$8,759
Distributions paid on unvested restricted common shares	(10)	(5)	(32)	(11)
FFO excluding amounts attributable to unvested restricted common shares	$4,052	$2,901	$12,356	$8,748
FFO Core excluding amounts attributable to unvested restricted common shares	$5,107	$3,357	$14,560	$9,533

Denominator:
Weighted average number of total common shares - basic	17,036	13,842	16,916	12,409
Weighted average number of total noncontrolling OP units - basic	577	786	605	886
Weighted average number of total commons shares and noncontrolling OP units - basic	17,613	14,628	17,521	13,295

Effect of dilutive securities:
Unvested restricted shares	295	119	240	117
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,908	14,747	17,761	13,412

FFO per common share and OP unit - basic	$0.23	$0.20	$0.71	$0.66
FFO per common share and OP unit - diluted	$0.23	$0.20	$0.70	$0.65

FFO Core per common share and OP unit - basic	$0.29	$0.23	$0.83	$0.72
FFO Core per common share and OP unit - diluted	$0.29	$0.23	$0.82	$0.71

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395
General and administrative expenses	2,722	1,888	7,682	5,392
Depreciation and amortization	3,450	2,683	9,783	7,256
Interest expense	2,602	2,244	7,664	6,324
Interest, dividend and other investment income	(26)	(121)	(114)	(274)
Provision for income taxes	90	77	227	212
Loss on disposal of assets	—	77	48	105
Net income attributable to noncontrolling interests	21	9	91	99
NOI	$9,473	$7,020	$27,914	$20,509